UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 7, 2014

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 7, 2014, the Board of Directors of VIVUS, Inc., or the Company, approved a new form of Indemnification Agreement to be entered into with the Company’s directors, which will supersede and replace any prior Indemnification Agreements entered into with the Company’s directors.  The new form of Indemnification Agreement includes the following among other things: (i) changes to the provision regarding the party or parties who determine whether an indemnitee is entitled to indemnification; (ii) changes to the provision regarding the forum for contesting an unfavorable determination; (iii) changes to the provision regarding the provision of insurance; (iv) addition of a provision regarding the primacy of indemnification; and (v) addition of a provision requiring consent of the indemnitee of any settlement of any action that would impose any expense, judgment, fine, penalty or limitation on the indemnitee.

The above description of the form of Indemnification Agreement is a summary only and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement by and among VIVUS, Inc. and the Directors of VIVUS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel

Date: August 12, 2014

EXHIBIT INDEX

Number	Description

10.1	Form of Indemnification Agreement by and among VIVUS, Inc. and the Directors of VIVUS, Inc.